UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2019

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

145 E. University Boulevard, Tucson, AZ 85705

(Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2019 and September 4, 2019, the Company and DTI Holdings, Inc. (“DTI”) executed a Memorandum of Agreement (“MOA”) regarding DTI’s intent to acquire all the issued shares in the company’s wholly-owned subsidiary, StealthCo Inc. (“SCI”). The MOA set October 15, 2019 as the date to complete and execute a Definitive Agreement. On October 15, 2019, the MOA was extended to November 1, 2019. On November 1, 2019 and November 13, 2019, it was further extended to complete and execute the Definitive Agreement on November 15, 2019, subject to further extension to November 30, 2019 upon written request by DTI by November 15, 2019, and its payment of a non-refundable deposit of $50,000 on November 22, 2019, all as set forth in a Second Extension in the form of the copy attached as an Exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of business acquired. None.

(b) Pro forma financial information. None.

(c) Shell Company Transaction. Not applicable.

(d) Exhibits. None.

EXHIBIT INDEX

Exhibit No.	Description

1.01	Second Extension dated November 1, 2019 and November 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: November 13, 2019	By:	/s/ Calvin R. O’Harrow
Calvin R. O’Harrow
President, CEO